EXHIBIT 23.2

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]]





                         Consent of Independent Auditors


To the Board of Directors
NCRIC Group, Inc.
Washington, D.C.

We consent to the incorporation by reference in Registration Statement No. 333-93619 of NCRIC Group, Inc. on Form S-8 of our report dated February 5, 2002, appearing in this Annual Report on Form 10-K of NCRIC Group, Inc. for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP
-------------------------
McLean, VA

February 5, 2002